EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of BP Midstream Partners LP, a Delaware limited partnership, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: November 6, 2017

HARVEST FUND ADVISORS LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Senior Managing Director

HARVEST FUND HOLDCO L.P.
By: Blackstone Harvest Holdco L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person

BLACKSTONE HARVEST HOLDCO L.L.C.
By: Blackstone Intermediary Holdco L.L.C., its Sole Member
By: Blackstone Advisory Partners L.P., its Sole Member
By: Blackstone Advisory Services L.L.C., its General Partner
By: Blackstone Holdings I L.P., its Sole Member
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

BLACKSTONE INTERMEDIARY HOLDCO L.L.C.
By: Blackstone Advisory Partners L.P., its Sole Member
By: Blackstone Advisory Services L.L.C., its General Partner
By: Blackstone Holdings I L.P., its Sole Member
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

[BP Midstream Partners LP – Joint Filing Agreement]

BLACKSTONE ADVISORY PARTNERS L.P.
By: Blackstone Advisory Services L.L.C., its General Partner
By: Blackstone Holdings I L.P., its Sole Member
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

BLACKSTONE ADVISORY SERVICES L.L.C.
By: Blackstone Holdings I L.P., its Sole Member
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

BLACKSTONE HOLDINGS I L.P.
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

BLACKSTONE HOLDINGS I/II GP INC.

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

THE BLACKSTONE GROUP L.P.
By: Blackstone Group Management L.L.C., its General Partner

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	/s/ Kathleen Skero
Name:	Kathleen Skero
Title:	Senior Managing Director – Chief Accounting Officer

/s/ Stephen A. Schwarzman
Stephen A. Schwarzman

[BP Midstream Partners LP – Joint Filing Agreement]